UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant To Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

October 18, 2011

NEVADA GOLD & CASINOS, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-15517	88-0142032
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Briar Hollow Lane Suite 500W Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 621-2245
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On October 18, 2011, through its wholly-owned subsidiary, NG South Dakota, LLC, Nevada Gold & Casinos, Inc. (the “Company”) entered into a Stock Purchase Agreement to purchase all of the outstanding stock of A.G. Trucano, Son & Grandsons, Inc. (“A.G. Trucano”), a slot route operator based in Deadwood, South Dakota, for a total purchase price of $5,175,000.  The purchase price consists of $3,250,000 in cash, $1,825,000 in seller’s paper and $100,000 of the Company’s restricted common stock.  The seller’s paper will consist of two promissory notes to be issued by NG South Dakota, LLC at the closing of the transaction, both maturing on the fifth anniversary of the closing date.  The first promissory note, in the amount of $1,425,000, will bear an annual interest rate of 6% and the other, in the amount of $400,000, will bear no interest.  The promissory notes will be secured with the assets and pledge of the stock of A.G. Trucano.

A.G. Trucano is a slot route operator that has been in business since gaming was legalized in South Dakota in 1989.  A.G. Trucano currently operates over 900 slots at 20 locations which represents approximately 24% of the slots in Deadwood.

Closing of the acquisition is subject to customary closing conditions, including licensing, completion of financing and necessary approvals, among other conditions.

Copies of the Stock Purchase Agreement and all of the related Exhibits will be filed with the Securities and Exchange Commission in connection with the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2011.

Press release dated October 18, 2011 is filed herewith.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Nevada Gold & Casinos, Inc. (the “Company”) was held on Monday, October 18, 2011, at the Sheraton Suites Houston, 2400 West Loop South, Houston, Texas 77027.  10,772,129 shares of the Company’s common stock were represented at the meeting, either in person or by proxy, constituting 81.77% of the outstanding stock.  The following matters were acted upon:

1. Election of Directors

Two Class I directors, Wayne H. White and Frank Catania, were elected to the Company’s board of directors for the term that will expire at the annual meeting of shareholders to be held in 2014.  The results of the election of directors are as follows:

Director Nominee:	For:	Withheld:	Broker Non-Votes:

Wayne H. White	3,800,752	344,242	6,627,135
Frank Catania	3,803,223	341,771	6,627,135

2. Ratification of the Selection of Pannell Kerr Forster of Texas, P.C. as Independent Auditors for the 2012 Fiscal Year

The selection of Pannell Kerr Forster of Texas, P.C. as the independent registered public accounting firm of the Company for the 2012 fiscal year was approved by the following vote:

For:	Against:	Abstain:	Broker Non-Votes:

10,567,536	103,116	101,477	0

Item 9.01.   Financial Statements and Exhibits

(c)	Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:
99.1	Press Release dated October 18, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized.

NEVADA GOLD & CASINOS, INC.

Date: October 20, 2011	By:	/s/ James J. Kohn
James J. Kohn
Executive Vice President and CFO

INDEX TO EXHIBITS

Item	Exhibit
99.1	Press Release dated October 18, 2011